Exhibit 99.4

Coastway Community Bank

Dear Depositor of Coastway Community Bank:

We are pleased to announce that the Board of Directors of Coastway Bancorp, MHC, the holding company for Coastway Community Bank, has voted unanimously in favor of a plan of conversion and reorganization whereby Coastway Bancorp, MHC will convert from the mutual to the stock form of organization.  We are converting so that we will be structured in the form of ownership that we believe will best support Coastway Community Bank’s future growth.  To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Coastway Cares Charitable Foundation II, which will be dedicated to supporting charitable causes within the communities in which Coastway Community Bank operates.

The Proxy Card

As a depositor of Coastway Community Bank, you have voting rights in connection with the conversion of Coastway Bancorp, MHC to the stock form of organization.  To accomplish the conversion and reorganization and the establishment and funding of the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and in favor of the foundation.  You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.”  You can also vote by telephone or Internet, as instructed on the proxy card.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received, there are no duplicates.

If the plan of conversion and reorganization is approved, let me assure you that:

•   deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•   existing deposit accounts and loans will not undergo any change; and

•   voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you also have nontransferable rights to subscribe for shares of Coastway Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail.  Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Coastway Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2089 Warwick Avenue, Warwick, RI 02889.  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other branch offices.  Your order must be physically received (not postmarked) by Coastway Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.

Sincerely,

William A. White

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Coastway Community Bank

Dear Depositor of Coastway Community Bank:

We are pleased to announce that the Board of Directors of Coastway Bancorp, MHC, the holding company for Coastway Community Bank, has voted unanimously in favor of a plan of conversion and reorganization whereby Coastway Bancorp, MHC will convert from the mutual to the stock form of organization.  We are converting so that we will be structured in the form of ownership that we believe will best support Coastway Community Bank’s future growth.  To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Coastway Cares Charitable Foundation II, which will be dedicated to supporting charitable causes within the communities in which Coastway Community Bank operates.

As a depositor of Coastway Community Bank, you have voting rights in connection with the conversion of Coastway Bancorp, MHC to the stock form of organization.  To accomplish the conversion and reorganization and the establishment and funding of the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and in favor of the foundation.  You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.”  You can also vote by telephone or Internet, as instructed on the proxy card.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received, there are no duplicates.

If the plan of conversion and reorganization is approved let me assure you that:

•       deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•       existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Coastway Bancorp, Inc. or (2) an agent of Coastway Community Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.

Sincerely,

William A. White

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Coastway Community Bank

Dear Friend of Coastway Community Bank:

We are pleased to announce that the Board of Directors of Coastway Bancorp, MHC, the holding company for Coastway Community Bank, has voted unanimously in favor of a plan of conversion and reorganization whereby Coastway Bancorp, MHC will convert from the mutual to the stock form of organization.  We are converting so that we will be structured in the form of ownership that we believe will best support Coastway Community Bank’s future growth.  To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Coastway Cares Charitable Foundation II, which will be dedicated to supporting charitable causes within the communities in which Coastway Community Bank operates.

As a former depositor of Coastway Community Bank, you have nontransferable rights to subscribe for shares of Coastway Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail.  Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Coastway Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2089 Warwick Avenue, Warwick, RI 02889.  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other branch offices.  Your order must be physically received (not postmarked) by Coastway Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.

Sincerely,

William A. White

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Coastway Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Coastway Bancorp, Inc., the proposed new holding company for Coastway Community Bank.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the proposed conversion and reorganization of Coastway Bancorp, MHC and the stock offering by Coastway Bancorp, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to Coastway Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2089 Warwick Avenue, Warwick, RI 02889.  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other branch offices.  Your order must be physically received (not postmarked) by Coastway Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].

We are pleased to offer you this opportunity to become one of our stockholders.  If you have any questions regarding the stock offering, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.

Sincerely,

William A. White

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Prospective Investor:

At the request of Coastway Bancorp, Inc., we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion and reorganization of Coastway Bancorp, MHC, the holding company for Coastway Community Bank, from the mutual to the stock form of organization.  Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Coastway Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.  If you decide to subscribe for shares, your order must be physically received (not postmarked) by Coastway Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]

Coastway Community Bank

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Board of Directors of Coastway Bancorp, MHC, the holding company for Coastway Community Bank, has voted unanimously in favor of a plan of conversion and reorganization (the “Plan”) whereby Coastway Bancorp, MHC will convert from the mutual to the stock form of organization.  We are converting because we believe that transitioning to the stock form of ownership and raising additional capital will best support Coastway Community Bank’s future growth.  To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Coastway Cares Charitable Foundation II, which will be dedicated to supporting charitable causes within the communities in which Coastway Community Bank operates.  The Plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by depositors of Coastway Community Bank at a special meeting of depositors.

Your vote is very important.   If you have more than one account, you may receive more than one proxy.  Please vote today by returning all proxy cards received, there are no duplicates.

Your Board of Directors urges you to vote “FOR” the plan of conversion and reorganization and “FOR” the establishment and funding of the foundation. Please support us by voting all proxy cards received.

Q.                                  What changes will occur as a result of the conversion and reorganization?  Will there be changes at my local branch?

A.                                    No changes are planned in the way we operate our business.  The Plan will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.                                   Will the conversion affect any of my deposit accounts or loans?

A.                                    No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible.  The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.                                   Who is eligible to vote on the conversion?

A.                                    Depositors of Coastway Community Bank as of the close of business on [voting record date] who remain as depositors on the special meeting date are eligible to vote at the special meeting of depositors.

Q.                                   Why did I receive several proxies?

A.                                    If you have more than one deposit account, you may have received more than one proxy, depending upon the ownership structure of your accounts.  Please vote all proxy cards that you received, there are no duplicates.

Q.                                   Does my vote for the conversion mean that I must buy common stock of Coastway Bancorp, Inc.?

A.                                    No.  Voting for the Plan does not obligate you to buy any shares of common stock of Coastway Bancorp, Inc.

Q.                                   How do I vote my proxy?

A.                                    You can vote by one of the following ways:

•                  By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•                  By telephone or Internet as instructed on the proxy card.

Q.                                   Are two signatures required on the proxy card for a joint account?

A.                                    Only one signature is required on a proxy card for a joint account.

Q.                                   Who should sign proxies for trust or custodian accounts?

A.                                    The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.                                   I am the executor (administrator) for a deceased depositor.  Can I sign the proxy card?

A.                                    Yes.  Please indicate on the card the capacity in which you are signing.

About The Charitable Foundation

Q.                                   What is the Coastway Cares Charitable Foundation II and why is it being established?

A.                                    In keeping with our long-standing commitment to our community, the Plan provides for the establishment and funding of a charitable foundation to be known as the Coastway Cares Charitable Foundation II.  The foundation will be dedicated to charitable causes within the communities in which Coastway Community Bank operates.

Q.                                   Will the Coastway Cares Charitable Foundation II be established if the conversion is not approved and completed?

A.                                    No.  The charitable foundation will only be established and funded if both the Plan and the foundation are approved by the depositors.  However, if the foundation is not approved by our depositors and if we receive all other necessary conversion approvals, we do intend to complete the conversion without the foundation.

Additional Information

Q.                                   What if I have additional questions or require more information?

A.                                    Coastway Bancorp, MHC’s proxy statement and Coastway Bancorp, Inc.’s prospectus that accompany this brochure describe the conversion in detail.  Please read the proxy statement and prospectus carefully before voting or subscribing for stock.   If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Additional material may only be obtained from the Stock Information Center.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]

Coastway Bancorp, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Board of Directors of Coastway Bancorp, MHC, the holding company for Coastway Community Bank, has voted unanimously in favor of a plan of conversion and reorganization (the “Plan”) whereby Coastway Bancorp, MHC will convert from the mutual to the stock form of organization.  We are converting because we believe that transitioning to the stock form of ownership and raising additional capital will best support Coastway Community Bank’s future growth.  To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Coastway Cares Charitable Foundation II, which will be dedicated to supporting charitable causes within the communities in which Coastway Community Bank operates.  The Plan is subject to the approval of the depositors of Coastway Community Bank at a special meeting of depositors.

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.                                   Who can purchase stock in the offering?

A.                                    The common stock of Coastway Bancorp, Inc., is being offered in the subscription offering in the following order of priority:

1)             Eligible Account Holders - depositors of Coastway Community Bank with accounts totaling $50.00 or more at the close of business on July 30, 2012;

2)             Coastway Community Bank’s tax-qualified employee plans, including the employee stock ownership plan and 401(k) plan;

3)             Supplemental Eligible Account Holders - depositors of Coastway Community Bank with accounts totaling $50.00 or more as of September 30, 2013; and

4)             Other Depositors - depositors of Coastway Community Bank with accounts as of [voting record date].

Subject to the priority rights of depositors in the subscription offering, common stock is being offered to members of the general public in a community offering, with priority to natural persons (including trusts of natural persons) residing in the State of Rhode Island.  To the extent any shares remain available after the completion of the subscription and community offerings, they will be offered for sale to the general public in a syndicated community offering.

Q.                                   Am I guaranteed to receive shares by placing an order?

A.                                    No.  It is possible that orders received during the offering period will exceed the number of shares being sold.  Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders.  If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.                                   Will any account I hold with Coastway Community Bank be converted into stock?

A.                                    No.  All accounts remain as they were prior to the conversion.

Q.                                   How many shares of stock are being offered, and at what price?

A.                                    Coastway Bancorp, Inc. is offering for sale a maximum of 4,197,500 shares of common stock at a subscription price of $10.00 per share.

Q.                                   How much stock can I purchase?

A.                                    The minimum purchase is 25 shares ($250).  As more fully discussed in the Plan and in the prospectus, the maximum purchase by any person in the subscription or community offering is 20,000 shares ($200,000); in addition, no person together with their associates or a group of persons acting in concert may purchase more than 40,000 shares ($400,000) of common stock in the offering.

Q.                                   How do I order stock?

A.                                    If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Coastway Bancorp, Inc. using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2089 Warwick Avenue, Warwick, RI 02889.  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other branches.  Your order must be physically received (not postmarked) by Coastway Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].  Please read the prospectus carefully before making an investment decision.

Q.                                   How can I pay for my shares of stock?

A.                                    You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Coastway Community Bank.  Checks and money orders must be made payable to Coastway Bancorp, Inc.  Withdrawals from a certificate of deposit at Coastway Community Bank to buy shares of common stock may be made without penalty.

Q.                                   Can I use my Coastway Community Bank home equity line of credit to subscribe for shares of common stock?

A.                                    No.  Coastway Community Bank cannot knowingly lend funds to anyone to subscribe for shares.  This includes the use of funds available through a Coastway Community Bank home equity line of credit.

Q.                                   When is the deadline to subscribe for stock?

A.                                    An executed stock order form with the required full payment must be physically received (not postmarked) by Coastway Bancorp, Inc. no later than 4:00 p.m., Eastern Time on [expiration date].

Q.                                   Can I subscribe for shares using funds in my IRA at Coastway Community Bank?

A.                                    No.  Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Coastway Community Bank.  To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee.  The transfer of these funds takes time, so please make arrangements as soon as possible.  However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account.  Please call our Stock Information Center if you require additional information.

Q.                                   Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.                                    No. Federal regulations prohibit the transfer of subscription rights.

Q.                                   Can I subscribe for shares in my name alone if I have a joint account?

A.                                    Yes.

Q.                                   Will payments for common stock earn interest until the conversion closes?

A.                                    Yes. Any payment made by check or money order will earn interest at our statement savings rate from the date of receipt to the completion or termination of the conversion.  Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.                                   Will dividends be paid on the stock?

A.                                    Following the offering, our board of directors will have the authority to declare cash dividends on the common stock. However, no decision has been made with respect to the payment of dividends.

Q.                                   Will my stock be covered by deposit insurance?

A.                                    No.

Q.                                   Where will the stock be traded?

A.                                    Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “CWAY.”

Q.                                   Can I change my mind after I place an order to subscribe for stock?

A.                                    No.  After receipt, your order may not be modified or withdrawn unless the offering is extended beyond                 .

Q.                                   If I purchase shares of common stock during the offering, when will I receive my stock?

A.                                    Physical stock certificates will not be issued.  Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Coastway Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you receive your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.            What is DRS?

A.                                    DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company.

Additional Information

Q.                                   What if I have additional questions or require more information?

A.                                    Coastway Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail.  Please read the prospectus carefully before subscribing for stock.   If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 27, through 12:00 noon Monday, December 2, in observance of the Thanksgiving holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

SECOND REQUEST

PLEASE SUPPORT US

Coastway Bancorp, MHC

(Mutual Holding Company for Coastway Community Bank)

Dear Depositor:

As a follow-up to our recent proxy mailing, our records show that you have not voted ALL of your proxy cards on the proposed plan of conversion and reorganization of Coastway Bancorp, MHC and the establishment and funding of the charitable foundation.  As a depositor of Coastway Community Bank, you have voting rights in connection with the conversion of Coastway Bancorp, MHC to the stock form of organization.  We value your relationship with Coastway Community Bank and ask for your support by voting and returning the enclosed proxy card today.  You can also vote by telephone or Internet, as instructed on the card.  Your Board of Directors recommends that you vote “FOR” the plan and “FOR” the foundation.

If you are unsure whether you voted, please vote the enclosed proxy card.  If you have already voted all of your proxy card(s), please accept our thanks.  Let me assure you:

•                        The conversion and reorganization will not affect the terms of your deposit accounts or loans.

•                        Deposit accounts will continue to be federally insured to the legal maximum.

•                        Voting does not obligate you to buy stock.

•

Thank you for choosing Coastway Community Bank, and we appreciate your vote.  If you have any questions, please call our Stock Information Center at [stock center phone #].

Sincerely,

William A. White

President and Chief Executive Officer

The Plan must be approved by at least a majority of the votes eligible to be cast.

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Coastway Bancorp, MHC

LOGO

Please Support Us

Vote Your Proxy Card Today

FOR

If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received.

Coastway Bancorp, Inc.

                          , 2013

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share of Coastway Bancorp, Inc. common stock.  If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Coastway Bancorp, Inc. common stock that will be issued to you.  Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Coastway Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Coastway Bancorp, Inc.

                            , 2013

Dear Stockholder:

Thank you for your interest in Coastway Bancorp, Inc.  Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share.  If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                  , 2014; this is your stock purchase date. Trading will commence on the Nasdaq Capital Market under the symbol “CWAY” on                      , 2014.

A statement indicating the number of shares of Coastway Bancorp, Inc. you have purchased will be mailed to you shortly.  This statement will be your evidence of ownership of Coastway Bancorp, Inc., stock.  All shares of Coastway Bancorp, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Coastway Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Coastway Bancorp, Inc.

                              , 2014

Dear Interested Investor:

We recently completed our subscription offering.  Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Members or community friends].  If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Coastway Bancorp, Inc. and hope you become an owner of our stock in the future.  The stock is expected to begin trading on the Nasdaq Capital Market under the symbol “CWAY” on                      , 2014.

Coastway Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Coastway Bancorp, Inc.

                                , 2014

Welcome Stockholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of Coastway Bancorp, Inc. (the “Company”) purchased by you at a price of $10.00 per share on                    , 2014, in our conversion offering. All stock sold in the subscription and community offering has been issued in book entry form through the direct registration system (“DRS”).  No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares is to be shown on the books of the Company.

If you have any questions about your statement, you should contact the Transfer Agent immediately at the following address:

Registrar & Transfer Co.

Attention: Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

A short FAQ regarding your DRS statement is enclosed for your information. If your subscription was paid for by check, bank draft or money order, interest will be mailed promptly. Trading commenced on the Nasdaq Capital Market under the symbol “CWAY” on                    , 2014.

On behalf of the Board of Directors, officers and employees of Coastway Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

William A. White
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Coastway Bancorp, Inc.

                                , 2014

Dear Interested Subscriber:

We regret to inform you that Coastway Bancorp, Inc., the holding company for Coastway Community Bank, did not accept your order for shares of Coastway Bancorp, Inc. common stock in its community offering.  This action is in accordance with our plan of conversion and reorganization, which gives Coastway Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Coastway Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

                         , 2013

To Our Friends:

We are enclosing material in connection with the stock offering by Coastway Bancorp, Inc., the proposed holding company for Coastway Community Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern Time, on                     , 2013.

Members of the general public are eligible to participate.  If you have any questions about this transaction, please do not hesitate to call the stock information center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

DIRECT REGISTRATION STOCK OWNERSHIP

Coastway Bancorp, Inc. (the “Company”) has elected to require stockholders of Coastway Bancorp, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of Coastway Bancorp, Inc. they purchased in Coastway Bancorp’s conversion offering. This page outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company.

Why is the Company using DRS?

DRS gives our stockholders several advantages:

•                  It eliminates the risk of loss or theft of your stock certificate and the cost and inconvenience of having to obtain a surety bond to replace a lost security; and

•                  It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Registrar & Transfer Co. will periodically send you an account statement showing you how many shares are held by you in book-entry form.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact the transfer agent and they will mail you a new one. There is no surety charge for additional account statements.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•                  The most recent copy of your transfer agent account statement;

•                  The Social Security Number on your account;

•                  Your transfer agent account number (which is on the statement); and

•                  The number of whole shares held in book-entry form that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

Coastway Bancorp, Inc.

                    , 2013

Dear                     :

The Board of Directors of Coastway Bancorp, MHC has voted unanimously in favor of a plan of conversion and reorganization whereby Coastway Bancorp, MHC will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at               on       at       :00    .   , Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center at       -      -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

William A. White

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Coastway Bancorp, Inc.

An Invitation

To Attend a Community Meeting

Coastway Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Coastway Bancorp, MHC into the stock form of organization.

Coastway Bancorp, Inc. is offering shares of common stock at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Coastway Community Bank, Coastway Bancorp, MHC, Coastway Bancorp, LLC, Coastway Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

To:                                                                            Participants in the Coastway Community Bank 401(k) Retirement Plan
(“401(k) Plan”)

From:                                                            Coastway Community Bank

Date:                                                                                                           , 2013

Re:                                                                             Coastway Bancorp, Inc. Stock Offering — Purchase of Common Stock through the 401(k) Plan

In connection with the conversion of Coastway Bancorp, MHC from the mutual to stock form of organization, Coastway Bancorp, Inc., a newly formed corporation (“Company”), is offering shares of common stock for sale.  Accordingly, the following questions and answers are intended to help explain how participants in the 401(k) Plan can purchase Company common stock (“Company Common Stock”) in the stock offering by using 401(k) Plan funds.  You should read the prospectus and prospectus supplement that have been provided to you, which provide more complete information about the stock offering and purchasing Company Common Stock either through the 401(k) Plan or outside of the 401(k) Plan.

If you have questions about placing an order to purchase Company Common Stock by using your funds in the 401(k) Plan, please contact Susan DiCicco, Coastway Community Bank, One Coastway Plaza, Cranston, Rhode Island 02910; telephone number (401) 330-1661; or e-mail at sdicicco@coastway.com.

If you have general questions about the stock offering or about placing an order for Company Common Stock outside of the 401(k) Plan, you should call our Stock Information Center, toll-free, at                         .  The Stock Information Center’s hours of operation are [10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.]

Q1.                            How can I buy Company Common Stock in the offering?

Within the 401(k) Plan

As a participant in the 401(k) Plan, you may elect to use a part of your 401(k) Plan funds to purchase shares of Company Common Stock in the stock offering at the purchase price of $10.00 per share, subject to the limitations described in the response to Q3 below.  Two steps are necessary to purchase Company Common Stock through your 401(k) Plan account: (1) You must timely complete the 401(k) Plan Purchaser Information Form and return it to Susan DiCicco (as provided in the response to Q3 below); AND (2) You must go to the Principal website (www.principal.com) and transfer money from your other 401(k) Plan investment funds into the new Stock Purchase Fund.

Outside the 401(k) Plan

You may subscribe for Company Common Stock in the offering outside of the 401(k) Plan at a purchase price of $10.00 per share.  The purchase priorities, in descending order, are listed in the prospectus and the prospectus supplement and as follows:  (1) Depositors of Coastway Community Bank whose aggregate deposit account balances totaled $50 or more as of the close of business on July 30, 2012, (2) Coastway Community Bank’s tax-qualified plans, including the employee ownership plan (ESOP) and 401(k) Plan, (3) depositors of Coastway Community Bank whose aggregate deposit account balances totaled $50 or more as of the close of business on September 30, 2013, (4) depositors of Coastway Community Bank as of the close of business on                   , 2013.  Unsold shares may be available for

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purchase by residents of the State of Rhode Island in a community offering.  Coastway Community Bank’s depositors who are eligible to subscribe in the subscription offering have been mailed a package with a prospectus, a Stock Order Form, and a return envelope.  If you are not eligible to participate in the subscription offering, you may request a Stock Order Form from the Stock Information Center in order to participate in the community offering, if held.

Q2:                           How much stock may I order in the offering?

An individual who wishes to purchase shares in the offering must purchase a minimum of 25 shares (i.e., $250) and may purchase a maximum of 20,000 shares (i.e., $200,000).  An individual who elects to purchase both inside the 401(k) Plan and outside the 401(k) Plan must purchase a minimum of 25 shares both inside and outside the plan, for an aggregate of 50 shares.  The maximum purchase limit applies, in the aggregate, to your order to purchase stock through the 401(k) Plan plus your order, if any, outside the 401(k) Plan. The prospectus describes an additional purchase limitation of 40,000 shares ($400,000) of Company Common Stock in all categories of the offering combined for an individual, together with associates or persons acting in concert with such individual.

Q3:                           If I want to buy Company Common Stock within the 401(k) Plan, what do I do?

If you choose to purchase Company Common Stock in the stock offering through the 401(k) Plan after reading the prospectus and prospectus supplement, you must (1) timely complete the 401(k) Plan Purchaser Information Form and return it to Susan DiCicco, Coastway Community Bank, One Coastway Plaza, Cranston, Rhode Island 02910; telephone number (401) 330-1661; or e-mail at sdicicco@coastway.com to be received by no later than      p.m., Eastern Time, on ----day, DATE,; AND (2) go to the Principal website (www.principal.com) and transfer money from your other 401(k) Plan investment funds into the new Stock Purchase Fund, using the enclosed instructions.  You may return your 401(k) Purchaser Information Form by regular mail in the self-addressed return envelope provided to you, by electronic mail to sdicicco@coastway.com, faxing it to (401)                      or by hand-delivery so long as it is received no later than than      p.m., Eastern Time, on ----day, DATE..

On the Principal website, you must transfer a dollar amount or percentage amount (in increments of $10.00) from your existing 401(k) Plan account investments into the new Stock Purchase Fund in order to purchase Company Common Stock.  The amounts that you transfer into the Stock Purchase Account will be held separately by the 401(k) Plan until the formal closing of the stock offering (which may be several weeks after the offering period deadline), at which time such amount will be used to purchase Company Common Stock through the 401(k) Plan. See the prospectus supplement for more information about the 401(k) Plan’s existing investment options.

Following the formal closing of the stock offering, your purchased shares of Company Common Stock will be transferred to your Stock Purchase Account in the 401(k) Plan.

Q4:                           How do I purchase shares outside the 401(k) Plan?

In order to purchase shares of Company Common Stock outside the 401(k) Plan (in your name or through an IRA) you must complete and submit a Stock Order Form, along with payment by check or by authorizing a withdrawal from your Coastway Community Bank deposit account(s), to the Stock Information Center to be received no later than than      p.m., Eastern Time, on ----day, DATE.  The Stock Order Form contains instructions for its completion and submission to the Stock Information Center.  If you do not have a Stock Order Form, please contact the Stock Information Center, toll-free, at                               .  The Stock Order Form should not be returned to Susan DiCicco.

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Q5:                           Is there a tax-qualified way for me to buy Company Common Stock outside the 401(k) Plan?

If you have an individual retirement account or individual retirement annuity (IRA), you may be able to purchase shares of Company Common Stock in the stock offering with your interest in your IRA.  If your IRA is held by Coastway Community Bank, you will first be required to transfer your IRA to a self-directed account (such as a brokerage account) maintained by an independent trustee in order to purchase shares.  IRA purchases cannot be made through the 401(k) Plan.  Please call the Stock Information Center promptly for assistance with IRA purchases.

Q6:                           Why must I purchase through the 401(k) Plan by     p.m., Eastern Time, on ----day, DATE,;, but the prospectus says that I can submit my Stock Order Form to the Stock Information Center by      p.m., Eastern Time, on ----day, DATE,;?

The 401(k) Plan trustee needs to have enough time to determine how many shares of Company Common Stock to purchase in the stock offering.  The trustee of the 401(k) Plan will then submit a Stock Order Form to the Stock Information Center on behalf of the 401(k) Plan no later than than      p.m., Eastern Time, on ----day, DATE.  If you do not submit your 401(k) Purchaser Information Form to be received by no later than      p.m., Eastern Time, on ----day, DATE, and you do not move your 401(k) Plan funds into the new Stock Purchase Fund by      p.m., Eastern Time, on ----day, DATE; you will not be able to purchase Company Common Stock through your 401(k) Plan account in the stock offering.  However, after the stock offering, you generally may invest your 401(k) Plan account in Company Common Stock at any time (subject to the trading restrictions that apply to certain officers of Coastway Community Bank, as described further in the prospectus and prospectus supplement).

Q7:                           Should I keep a copy of my 401(k) Purchaser Information Form?

Yes.  It is always a good idea to keep a copy of your completed 401(k) Purchaser Information Form.

Q8:                           May I change my mind after I make an election to purchase Company Common Stock through the 401(k) Plan?

No.  Once you submit a 401(k) Plan Purchaser Information Form to purchase Company Common Stock through the 401(k) Plan and you have transferred 401(k) funds into the new Stock Purchase Fund, your election is irrevocable.  Once the stock offering is completed, you will be entitled to sell your Company Common Stock or purchase additional shares, subject to the trading restrictions that apply to certain employees (as discussed immediately below).

Please be advised that if you are an officer of Coastway Community Bank that is restricted by the regulations of the Board of Governors of the Federal Reserve System from selling shares acquired in the stock offering for one year, the Company Common Stock that you purchased in the stock offering through the 401(k) Plan will not be tradable until the one-year trading restriction has lapsed.

Q9:                           Will I receive all of my order to purchase shares through the 401(k) Plan?

If the offering is oversubscribed (i.e., there are more orders than shares available), you may not receive all (or any) of the shares you ordered.  See the prospectus supplement and prospectus section entitled “The Conversion and Offering” for further details.

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Q10:                    Will I receive a stock certificate for my 401(k) Plan order?

No.  Following the stock offering, your purchased shares of Company Common Stock will be transferred electronically to your 401(k) Plan Stock Purchase Fund.  Following the formal closing of the stock offering, it may take up to 15 days for the Company Common Stock that you elected to purchase to be transferred to your 401(k) Plan Account.  As a result, your Company Common Stock that you purchased in the stock offering will not be tradable (i.e., you cannot sell it) until it is transferred to your 401(k) Plan Account.

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